CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated November 15, 2012, relating to the consolidated financial statements of Tile Shop Holdings, Inc. and Subsidiaries (formerly known as The Tile Shop, LLC and Subsidiary) for the year ended December 31, 2011 appearing in Amendment No. 1 to Registration Statement No. 333-185180 on Form S-1.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

December 12, 2012